UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 23, 2014

GILEAD SCIENCES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-19731	94-3047598
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
333 LAKESIDE DRIVE, FOSTER CITY, CALIFORNIA
(Address of principal executive offices)
94404
(Zip Code)
(650) 574-3000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFD 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)    Compensation Arrangements of Certain Officers
2013 Bonuses and 2014 Base Salaries
On January 23, 2014, the Compensation Committee (the Committee) of the Board of Directors (the Board) of Gilead Sciences, Inc. (the Company) set the base salaries for the 2014 fiscal year for the Company's current named executive officers (the Executive Officers). The Committee also determined their bonus awards for the completed 2013 fiscal year based on their individual performance and the Company's attained level of certain financial and non-financial objectives established for that year. The independent members of the Board ratified the 2013 bonus and 2014 base salary of John C. Martin, Ph.D., the Company's Chairman and Chief Executive Officer. The approved 2013 bonuses and 2014 base salaries for the Executive Officers are as follows:

Name and Title	2013 Bonus	2014 Base Salary
John C. Martin	$3,544,750	$1,654,000
Chairman and Chief Executive Officer
John F. Milligan	$1,522,500	$1,080,000
President and Chief Operating Officer
Norbert W. Bischofberger	$1,068,000	$950,000
Executive Vice President, Research and Development and Chief Scientific Officer
Kevin Young	$978,000	$	*
Executive Vice President, Commercial Operations
Robin L. Washington	$787,500	$825,000
Executive Vice President and Chief Financial Officer
*    Mr. Young will transition to a part-time employment position with the Company effective as of February 4, 2014. The terms of his compensation package for such part-time position are summarized below.

On January 23, 2014, the Committee also promoted Ms. Washington from Senior Vice President and Chief Financial Officer, to Executive Vice President and Chief Financial Officer. In connection with her promotion, her 2014 target bonus opportunity (as a percent of base salary) increased from 70% to 80%, with the actual amount of her bonus for such year to be based on both the Company’s performance and the attainment of her assigned personal goals.
2014 Equity Awards

On January 23, 2014, the Committee granted equity awards with an effective date of February 1, 2014 to the Executive Officers other than Mr. Young with grant-date fair values as follows:

Name and Title	Stock Option Grant Date Fair Value	Performance Share Grant Date Fair Value
John C. Martin	$5,250,000	$5,250,000
John F. Milligan	$2,100,000	$2,100,000
Norbert W. Bischofberger	$1,850,000	$1,850,000
Robin L. Washington*	$1,950,000	$1,950,000
*    Ms. Washington’s grant includes her annual merit award plus a promotional grant.

The number of shares actually granted will be based on the fair value on the February 1, 2014 effective date. The independent members of the Board ratified the equity grants to Dr. Martin.

The options will be granted under the Company’s 2004 Equity Incentive Plan, as amended (the Plan), and will have an exercise price equal to the closing price of the Company's common stock on January 31, 2014 since the February 1, 2014 effective date is a Saturday. The options will have a maximum term of ten years measured from such effective date. The performance share awards will be issued under the Plan and will have both a total shareholder return (TSR) tranche equal to 50% of the grant-date fair value of the award and a revenue tranche equal to the remaining 50% of such grant-date fair value and divided into three separate annual revenue subtranches. The TSR and revenue tranches of each award will be structured in substantially the same manner as the 2013 performance shares awards described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 31, 2013.

Mr. Young’s Part-Time Employment Arrangement

On January 23, 2013, the Committee approved a new compensation arrangement for Mr. Young. Effective February 4, 2014, Mr. Young will transition to a part-time employment arrangement with the Company and will serve as a Vice President, Senior Advisor. His 2014 annual base salary will be $407,500. Mr. Young will also participate in the Company’s Corporate Bonus Plan for the 2014 fiscal year at the level of Vice President and will have a target bonus equal to 35% of his new annual base salary, with the actual amount of his bonus for such year to be based on both the Company’s performance and the attainment of his assigned personal goals. In connection with his new arrangement, Mr. Young was granted an equity award comprised of stock options and time-based restricted stock units with an effective date of February 1, 2014 and a total grant value of $400,000. The award was issued in recognition of his new role. In addition, his November 2013 performance-based award of 22,260 shares which was granted to him with performance-goals particularly aligned with his status at that time as Executive Vice President in charge of Commercial Operations was cancelled. Mr. Young’s other pre-existing equity awards will remain outstanding and will continue to vest over the period of his continued employment with the Company, whether in a full-time or part-time capacity, subject to the satisfaction of any applicable performance goals.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GILEAD SCIENCES, INC.
(Registrant)
/s/ Robin L. Washington
Robin L. Washington Executive Vice President and Chief Financial Officer

Date:    January 29, 2014